EXHIBIT 10.4

MACATAWA BANK CORPORATION
 2006 DIRECTORS’ STOCK COMPENSATION PLAN

Section 1. Establishment and Purpose.

Macatawa Bank Corporation hereby establishes a Stock Compensation Plan to be named the Macatawa Bank Corporation 2006 Directors’ Stock Compensation Plan, for certain persons serving as a director of the Company and/or its Subsidiaries. The purpose of the Plan is: (i) to provide a non-cash method of compensating directors of the Company and its Subsidiaries; and (ii) to aid the Company and its Subsidiaries in competing with other enterprises for the services of new directors needed to help ensure the Company’s continued success.

Section 2. Definitions.

(a)        Act means the Securities Exchange Act of 1934, as amended from time to time.

(b)        Board means the Board of Directors of the Company.

(c)        Committee means a committee appointed by the Board of Directors to administer the Plan as specified in Section 3.

(d)        Company means Macatawa Bank Corporation, a corporation organized and existing under the laws of the State of Michigan.

(e)        Eligible Director means a person who is a director of the Company or of a Subsidiary.

(f)        Effective Date means February 16, 2006.

(g)        Fair Market Value means the closing sale price of the Company’s Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”). If no sale of shares of Stock is reflected on NASDAQ on a date, then “Fair Market Value” shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Stock reflected on NASDAQ. If the Stock is not traded on NASDAQ but is traded on another recognized market, then the “Fair Market Value” for such date shall be the closing sale price on that market. If the shares of Stock are not actively traded in any recognized market, then the “Fair Market Value” shall be determined by such procedures as may be determined by the Committee.

(h)        Grant Date means, with respect to each Option and Restricted Stock award, the day that an Eligible Director is granted the Option or Restricted Stock award.

(i)        Non-employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission

(j)        Option means an option granted under this Plan to acquire Stock.

(k)        Optionee means the person to whom an Option is granted.

(l)        Option Agreement means an Agreement issued to each Eligible Director with respect to each Option.

(m)        Permitted Transferee means either (i) the spouse, a child, or a grandchild of an Optionee (each an “Immediate Family Member”), (ii) a trust for the exclusive benefit of an Optionee and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are an Optionee and/or one or more Immediate Family Members.

(n)        Plan means the Macatawa Bank Corporation 2006 Directors’ Stock Compensation Plan.

(o)        Post-Death Representative(s) means the executor(s) or administrator(s) of the Optionee’s estate or the person or persons to whom the Optionee’s rights under his or her Option pass by Optionee’s will or the laws of descent and distribution.

(p)        Restricted Stock means an award granted to an Eligible Director under Section 9 of this Plan.

(q)        Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time or any successor rule.

(r)        Shares means shares of Stock.

(s)        Stock means authorized and unissued shares of common stock, no par value, of the Company and includes Shares which may be reacquired by the Company.

(t)        Subsidiary means any banking corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

Section 3. Administration.

The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

Subject to the Company’s Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Options to Eligible Directors. The authority of the Committee shall include the following: (a) To select the Eligible Directors to whom Options may be granted under the Plan; (b) To determine whether and to what extent Options are to be granted under the Plan; (c) To determine the number of shares of Common Stock to be covered by each Option; and (d) To determine the terms and conditions of any Option Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Option and the Shares relating thereto, based on such factors as the Committee shall determine in its sole discretion.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (including any Option Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Option previously granted under the Plan or cause the Plan or the Option not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company, the Board and Optionees, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

Section 4. Shares Reserved Under the Plan.

Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares which may be issued under this Plan shall not exceed 100,000 shares, which may be either unauthorized and unissued Common Stock or issued Shares or issued Shares reacquired by the Company (“Plan Shares”).

Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof. If an award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Shares, the shares that were theretofore subject (or potentially subject) to such award may again be made subject to an award agreement; provided, however, that any such shares subject to a forfeited or canceled award shall not again be made subject to an award agreement to any Eligible Director who received, directly or indirectly, any of the benefits of ownership of the securities underlying such award, excluding the right to vote such shares.

Section 5. Granting of Options.

The Committee may from time to time grant Options to such of the Eligible Directors as the Committee may select. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant.

Section 6. Terms of Options.

Notwithstanding any other provisions of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

(a)        The option price for each Share covered by an Option shall be an amount equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

(b)        The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution; provided, however,  an Option may be transferred, without consideration, to a Permitted Transferee if the Optionee satisfies such conditions to the transfer as may be required by the Committee. A Permitted Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations and limitations applicable to the original Optionee. However, such rights and benefits (except any right to further transfer of the Option), and obligations and limitations shall be determined as if the original Optionee continued to hold the Option, whereby provisions of this Plan dealing with termination of service or death of an Optionee will continue to refer to the original Optionee regardless of whether an Option has been transferred to a Permitted Transferee. The Company shall have no obligation to notify a Permitted Transferee of the termination of service or death of an Optionee. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or a Permitted Transferee, as the case may be.

(c)        No Option shall be exercisable in either whole or in part prior to the first anniversary of the Grant Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Option Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(d)        Options shall not be exercisable after the earlier of (i) the last day of the thirty-sixth month after the month in which the Optionee’s service as a director terminates for any reason or (ii) the expiration of ten years from the Grant Date.

Section 7. No Right to Remain a Director.

The grant of an Option shall not create any right in any person to remain as a director of the Company.

Section 8. Exercise of Option.

(a)        An Option shall be exercisable only (1) upon payment to the Company on the exercise date of cash in the full amount of the option price of the Shares with respect to which the Option is exercised, (2) upon delivery to the Company on the exercise date of certificates representing unencumbered Shares, owned by the Optionee or the Permitted Transferee, as the case may be, having a Fair Market Value, on the last trading date preceding such exercise and delivery, equal to the full amount of the purchase price of the Shares with respect to which the Option is exercised, or (3) a combination of (1) and (2), except that (i) any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash, and (ii) no Shares which have been held for less than six months may be delivered in payment of the exercise price of an Option.

(b)        An Optionee or Permitted Transferee, as the case may be, shall have none of the rights of a shareholder with respect to Shares subject to the Option until Shares are issued to the Optionee or Permitted Transferee upon the exercise of an Option.

Section 9. Restricted Stock.

(a)        Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the Eligible Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Eligible Director, the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Eligible Director, and such awards to individual Eligible Directors need not be the same in subsequent years.

(b)        Awards and Certificates. A prospective Eligible Director selected to receive a Restricted Stock award shall not have any rights with respect to such award, unless and until such Participant has executed a Restricted Stock Agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Further, such award shall be subject to the following conditions:

(i)        Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing a Restricted Stock Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

(ii)        Legend. The Committee in its discretion may elect to have shares of Restricted Stock issued in book-entry form with an appropriate notation referencing any applicable restriction. Alternatively, the Committee may in its discretion determine that an Eligible Director receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Eligible Director, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Macatawa Bank Corporation 2006 Directors’ Stock Compensation Plan and related Restricted Stock Agreement entered into between the registered owner and the Company, dated ________________. Copies of such Plan and Agreement are on file in the offices of the Company, 10753 Macatawa Drive, Holland, Michigan 49424.”

(ii)        Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such award.

(c)        Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(i)        Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee (the “Restriction Period”), the Eligible Director shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

(ii)        Rights as Shareholder. Except as provided in this subsection (ii) and subsection (i) above, the Eligible Director shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(iii)        Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of service as a director for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Restricted Stock Agreement.

(iv)        Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

Section 10. General Provisions.

The Company shall not be required to issue or deliver any certificate for Shares to an Optionee or Permitted Transferee, as the case may be, upon the exercise of an Option prior to:

(a)        If requested by the Company, the filing with the Company by the Optionee, the Permitted Transferee or the Optionee’s Post-Death Representative, as the case may be, of a representation in writing that at the time of such exercise it is their then present intention to acquire the Shares being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such Shares under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

(b)        The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in the Committee’s absolute discretion upon the advice of counsel, determine to be necessary or advisable.

Section 11. Adjustment Provisions.

In the event any stock dividend is declared upon the Stock or in the event outstanding Shares shall be changed into or exchanged for a different number, class or kind of Shares or other securities of the Company or another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation, or otherwise, the maximum number of Shares which may be charged against the Authority shall be appropriately and proportionately adjusted and in any such event a corresponding adjustment shall be made changing the number, class or kind of Shares or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each Share or other securities covered by the unexercised portion of such Option. In the event the Company is merged, consolidated, or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this Section 11 shall be made in an equitable manner by the Committee, whose determination shall be conclusive and binding on all concerned.

Section 12. Duration, Amendment, and Termination.

The Board of Directors may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the Shareholders of the Company;  provided, however,  that no such termination or amendment shall, without the consent of the Optionee or Permitted Transferee, as the case may be, adversely affect or impair the rights of such Optionee or Permitted Transferee, as the case may be, and provided further, that, unless the Shareholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby: (a) the total number of Shares which may be granted under the Plan to all individuals shall be increased, except by operation of the adjustment provisions of Section 11 hereof; (b) the term of the Options shall be extended; (c) the minimum option price shall be decreased; or (d) the class of eligible persons to whom Options may be granted shall be changed. The period during which Options may be granted shall terminate on the tenth anniversary of the Effective Date, unless the Plan earlier shall have been terminated as provided above.

Section 13. Date of Granting Options and Restricted Stock.

All Options and Restricted Stock granted under the Plan shall be in writing and shall be granted as of a Grant Date.

Section 14. Shareholder Approval.

The Plan shall be submitted to the Company’s shareholders for approval.

Section 15. Miscellaneous.

(a)        Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Michigan, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Michigan.

(b)        Transactions under this Plan are intended to comply with applicable conditions for exemption under Rule 16b-3. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

(c)        The invalidity of any particular provision herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.